Exhibit 99.1

Gevo Completes Acquisition of Red Trail Energy Assets in North Dakota, Expanding a Burgeoning Portfolio of Energy Assets

Gevo acquired assets of Red Trail Energy, LLC, including its ethanol production plant, carbon capture and sequestration assets, and pore space in Richardton, North Dakota.

ENGLEWOOD, CO, February 3, 2025 — Gevo, Inc. (NASDAQ: GEVO), a leading developer of hydrocarbon fuels and chemicals with net-zero greenhouse gas emissions, is pleased to announce that it has acquired the ethanol production plant and carbon capture and sequestration (“CCS”) assets of Red Trail Energy, LLC (“Red Trail Energy”) for an aggregate purchase price of $210 million, subject to customary adjustments, including a working capital adjustment. The acquired assets include the plant, pore space, and we are bringing on their experienced operational personnel. In addition to creating another strategic option for economic and competitively advantaged sustainable aviation fuel (“SAF”) facilities, this acquisition is expected to contribute $30 million to $60 million of Adjusted EBITDA1 to Gevo annually. The acquired assets are being renamed “Net-Zero North.”

“This transformational acquisition marks the start of Net-Zero North,” said Gevo Chief Executive Officer, Patrick Gruber. “Looking forward, this is a great site to expand the plant to produce SAF, along with other additional co-located projects. We like the potential annual Adjusted EBITDA of $30 million to $60 million, synergies with the existing Gevo platform of assets, and having CCS assets in the Gevo portfolio as a risk mitigation tool for carbon sequestration for our Net-Zero 1 (“NZ1”) plant under development in South Dakota. The proven CCS site will allow us to permanently sequester biogenic carbon dioxide to produce US products with the highest quantity and quality of carbon abatement to address a growing global market demand. Net-Zero North is a key step on our path to becoming self-sustaining and profitable as a company in advance of our NZ1 project coming online.”

The transaction was funded with a combination of Gevo equity capital and a $105 million senior secured term loan facility from Orion Infrastructure Capital (“OIC”), a U.S. based private investment firm. OIC has also indicated interest in providing up to an additional $100 million for future growth projects at Net-Zero North that are mutually agreed upon. In addition, OIC is investing $5 million in equity at Net-Zero North, which is in addition to the equity contributed by Gevo. The investment comes from OIC’s Infrastructure Credit Strategy, which provides non-dilutive and flexible capital to middle market infrastructure businesses in North America. The strategy seeks to capitalize on the growing need for investment and innovation in sustainable Infrastructure in North America.

1 Adjusted EBITDA is a non-GAAP measure calculated as earnings before interest, taxes, depreciation and amortization, inclusive of the value of monetizable tax credits such as Sections 45Q and 45Z and excluding project development costs.

“We are thrilled to partner with the Gevo team on this acquisition,” said Ethan Shoemaker, Investment Partner and Head of Infrastructure Credit at OIC. “The Net-Zero North assets bring together operating carbon sequestration, a strong track record of profitability, near-term upside from their industry-leading carbon intensity score, a strong operating team, and room to grow. We are also excited about the potential synergies and incremental value that the Gevo team and platform of assets brings to the Net-Zero North business.”

“North Dakota is a state that understands both energy and agriculture, and that they are synergistic,” Gruber said. “We expect to continue to partner with the community to grow the business as they’re a resource that understands how oil and gas, pipelines, carbon capture, and regenerative agriculture all fit together. Net-Zero North provides the fundamental pieces of the puzzle towards cost-effective energy production, such as SAF, while addressing the market demand for cost effective, lower-carbon-footprint products.”

“We’re taking on a first-class operation from the previous owners, with an exemplary safety record and excellent people to back it up,” said Chris Ryan, President and Chief Operating Officer of Gevo. “The operations team have done a great job, and we’re excited they’re continuing on with us. We are already in engineering development for a Net-Zero alcohol-to-jet (“ATJ”) SAF plant to be built at the site.”

“Net-Zero North is one of a select few ethanol plants in the U.S., of which we are aware, that are expected to maximize value from carbon abatement, including under Section 45Z,” explained Ryan. “Net-Zero North, with its efficient operating profile and CCS, is projected to achieve a carbon intensity (“CI”) score in the low 20s (not including improved agricultural results that farmers can achieve using regenerative agriculture practices) using the variation of the GREET model proposed in the Section 45Z rule. We believe that is about 30 CI points lower than the best plants that are not connected to CCS. British Columbia previously scored the Net-Zero North plant at a CI of 19. This is a great starting point to expand Gevo’s business.”

Advisors

Ocean Park Securities, LLC acted as exclusive financial advisor and sole lead arranger on the debt financing for Gevo.

Acquisition Conference Call

A conference call will be held on Monday, February 3, 2025, at 10:00am ET to discuss the acquisition.

To participate in the live call, please register through the following event weblink: https://register.vevent.com/register/BI174d9b6ef4074fed9db695b122abda12

After registering, participants will be provided with a dial-in number and pin. To listen to the conference call (audio only), please register through the following event weblink: https://edge.media-server.com/mmc/p/7e4padot

A webcast replay will be available after the conference call ends on February 3, 2025. The archived webcast will be available in the Investor Relations section of Gevo's website at www.gevo.com.

Further information regarding the acquisition and accompanying debt financing is included in the Current Report on Form 8-K, which Gevo will file with the U.S. Securities and Exchange Commission (the “SEC”).

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America's future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo's innovative technology can be used to make a variety of renewable products, including SAF, motor fuels, chemicals, and other materials that provide U.S.-made solutions. By investing in the backbone of rural America, Gevo's business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates one of the largest dairy-based renewable natural gas (“RNG”) facilities in the United States, turning by-products into clean, reliable energy. We also operate an ethanol plant with an adjacent CCS facility, further solidifying America's leadership in energy innovation. Additionally, Gevo owns the world's first production facility for specialty ATJ fuels and chemicals. Gevo's market driven “pay for performance” approach regarding carbon and other sustainability attributes, helps ensure value is delivered to our local economy. Through its Verity subsidiary, Gevo provides transparency, accountability and efficiency in tracking, measuring and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

About OIC

With approximately $5 billion in assets under management, OIC invests in North America and select international markets. OIC’s unique partnership approach – for entrepreneurs, by entrepreneurs – cultivates creative credit, equity, and growth capital solutions to help middle market businesses scale and deploy sustainable infrastructure. OIC’s target investment sectors include energy efficiency, digital infrastructure, sustainable power generation, renewable fuels, waste & recycling, and transportation, storage & logistics. OIC was founded in 2015 by a team of energy and sustainability veterans, successful infrastructure investors, and former asset owners and industry operators. Across OIC’s platform is a team of approximately 45 professionals based in New York, Houston, and London.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including statements related to the expected operation of Net-Zero North, the expected effect of the acquisition on Adjusted EBITDA, the expected annual Adjusted EBITDA from Net-Zero North, and our future prospects as a combined company, including our plans for the site and synergies with our other projects. These statements relate to analyses and other information, which are based on forecasts of future results or events and estimates of amounts not yet determinable. We claim the protection of The Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this release.

These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “potential,” “predict,” “project,” “target” and similar terms and phrases or future or conditional verbs such as “could,” “may,” “should,” “will,” and “would.” However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions and other expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those that we expected.

Important factors that could cause actual results or events to differ materially from our expectations, or cautionary statements, include among others, the risk that anticipated benefits, including synergies, from the acquisition may not be fully realized or may take longer to realize than expected, including that the transaction may not be accretive within the expected timeframe or to the extent anticipated; failure to successfully integrate the acquired assets and employees; changes in legislation or government regulations affecting the future operations of the acquired assets; and other risk factors or uncertainties identified from time to time in Gevo’s filings with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements identified above and in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not reflect all of the factors that could cause actual results or events to differ from our expectations. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Media Contact

Heather Manuel

Vice President, Stakeholder Engagement & Partnerships

PR@gevo.com

IR Contact

Eric Frey

Vice President of Corporate Development

IR@Gevo.com